As filed with the United States Securities and Exchange Commission on June 23, 2025
under the Securities Act of 1933, as amended.

Registration No. 333-287926

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________________

EQV VENTURES ACQUISITION CORP. II
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1810179
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1090 Center Drive
Park City, UT 84098
(405) 870-3781
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Jerry Silvey
1090 Center Drive
Park City, UT 84098
(405) 870-3781
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Julian Seiguer, P.C. Billy Vranish Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Anthony Ain, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

_____________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

EQV Ventures Acquisition Corp. II is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-287926) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(i)     The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Class A Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Kirkland & Ellis LLP.
5.2*	Opinion of Walkers (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.
10.1*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2*	Form of Registration and Shareholder Rights Agreement by and among the Registrant, the Sponsor and BTIG, LLC.
10.3*	Form of Private Placement Units Purchase Agreement between the Registrant and the Sponsor.
10.4*	Form of Indemnity Agreement.
10.5*	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.6*	Securities Subscription Agreement, dated October 11, 2024, between the Registrant and the Sponsor.
10.7**	Form of Letter Agreement between the Registrant and the Sponsor and each director and executive officer of the Registrant.
10.8*	Promissory Note between the Registrant and the Sponsor.
10.9*	Form of Securities Subscription Agreement between the Registrant and each of the director nominees of the Registrant.
10.10*	Form of Underwriter Private Placement Units Purchase Agreement between the Registrant and BTIG, LLC.
23.1*	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3*	Consent of Walkers (Cayman) LLP (included on Exhibit 5.2).
24.1*	Power of Attorney (included on signature page of the initial filing of this Registration Statement).
99.1*	Consent of Jerome C. Silvey, Jr.
99.2*	Consent of Bryan Summers.
99.3*	Consent of Andrew Blakeman.
99.4*	Consent of Marcus Peperzak.
107*	Filing Fee Table.

____________

*        Previously filed.

**      Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Park City, State of Utah, on the 23rd day of June, 2025.

EQV VENTURES ACQUISITION CORP. II
By:	/s/ Jerome Silvey
Name:	Jerome Silvey
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jerome Silvey	Chief Executive Officer and Director	June 23, 2025
Jerome Silvey	(principal executive officer)
*	President, Chief Financial Officer and Director	June 23, 2025
Tyson Taylor	(principal financial and accounting officer)

*By: /s/ Jerome Silvey
Jerome Silvey Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of EQV Ventures Acquisition Corp. II, in the city of Park City, State of Utah, on the 23rd day of June, 2025.

By:	/s/ Jerome Silvey
Name:	Jerome Silvey
Title:	Chief Executive Officer and Director

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